Eclipsys Releases Financial Results for Quarter Ended June 30, 2007

Boca Raton, FL —August 1, 2007 — Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter ended June 30, 2007.

Second-Quarter Results
Revenues for the quarter ended June 30, 2007, increased by 16.2 percent to $119.0 million, compared with revenues of $102.4 million for the quarter ended June 30, 2006. On a GAAP basis, the second-quarter net income was $5.7 million or $0.11 per share on a basic and diluted basis in 2007 compared to a net income of $1.8 million, or $0.03 per share on a basic and diluted basis in the second quarter of 2006.

Net income for the second quarter of 2007 included stock-based compensation expense of $2.8 million and a $1.2 million expense related to the Company’s voluntary stock option review, primarily for legal and accounting services. Excluding these charges, the Company’s non-GAAP net income was $9.7 million, or $0.18 per share on a basic and diluted basis. Net income for the second-quarter of 2006 included stock-based compensation expense of $2.7 million and a restructuring charge of $1.3 million. Excluding these charges, the Company’s second-quarter 2006 non-GAAP net income was $5.8 million, or $0.11 per share on a basic and diluted basis.

The following table summarizes (unaudited) select financial data:

	In thousands, except per share data

	Three months ended June 30,				Six months ended June 30,
	2007	2006	$ Change	% Change	2007	2006	$ Change	% Change
Revenues	$119,019	$102,397	$16,622	16.2%	$232,049	$203,288	$28,761	14.1%
Net income (loss)	5,694	1,761	3,933	223.3%	8,095	(6,152)	14,247	231.6%
Earnings (loss) per common share on a basic and diluted basis	$0.11	$0.03	$0.08	266.7%	$0.15	($0.12)	$0.27	225.0%

	Non-GAAP Results*				Non-GAAP Results*
	Three months ended June 30,				Six months ended June 30,
	2007	2006	$ Change	% Change	2007	2006	$ Change	% Change
Revenues	$119,019	$102,397	$16,622	16.2%	$232,049	$203,288	$28,761	14.1%
Net income*	9,679	5,817	3,862	66.4%	15,799	7,902	7,897	99.9%
Earnings per common share, basic*	$0.18	$0.11	$0.07	63.6%	$0.30	$0.15	$0.15	100.0%
Earnings per common share, diluted*	$0.18	$0.11	$0.07	63.6%	$0.29	$0.15	$0.14	93.3%

*A reconciliation of GAAP to non-GAAP results is included in the attached table.

1750 Clint Moore Road, Boca Raton, FL 33487 • phone 561.322.4321 • fax 561.322.4320 • info@eclipsys.com

Eclipsys Releases Financial Results for Quarter Ended June 30, 2007
August 1, 2007

“The second quarter was one of the strongest in Eclipsys history. We won new clients and expanded our product footprint at many of our existing clients. Our Outcomes Methodology helped us successfully activate our solutions at many clients on-time and on-budget, with high rates of adoption achieved shortly after going live,” said R. Andrew Eckert, president and chief executive officer, Eclipsys Corporation. “The second quarter also marked an important milestone as Sunrise Clinical Manager 4.5 is now live at more than 50 sites with high client satisfaction rates.”

Continued Eckert, “We’ve had a number of specialty sales programs focused on increasing the amount of Eclipsys software and services at our existing clients. Based on the number of contracts we signed this quarter, these programs are beginning to deliver results. Additionally, following our very successful activation of Sunrise Patient Financials and Sunrise Access Management at Kaleida Health, we are seeing increased interest in our revenue cycle and access management solutions.

“This quarter also saw the release of the first annual KLAS 2007 Nursing Adoption of IT Study, where Eclipsys ranked number one in client satisfaction among fully rated vendors. The study also showed that Eclipsys was the only vendor surveyed achieving balanced rates of adoption for physicians and nurses, which we feel enables the level of coordinated care essential to achieving improved outcomes.”

Investor Teleconference August 1
Eclipsys senior executives will discuss the results on a teleconference for investors scheduled for 8:30 a.m. Eastern time on August 1, 2007. Persons interested in participating in the teleconference should call (800) 288-9626 around 15 minutes before the conference is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.  An audio replay will be available at www.eclipsys.com approximately 2 hours after the completion of the call on August 1.

Non-GAAP Measures
The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has provided net income and earnings per share information on a non-GAAP basis for the three month and six month periods ended June 30, 2007 and 2006 to exclude stock-based compensation expenses, expenses related to the Company’s voluntary stock option review and restructuring charges. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Internally, management uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others. The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the expenses related to the Company’s voluntary stock option review in presenting non-GAAP earnings and restructuring charges derives from the fact that episodic charges of this kind make it more difficult to compare operating results of different periods, not all of which include such expenses and charges. The omission of non-cash stock-based compensation expense may mask an economic cost incurred by the Company in connection with stock-based compensation, and the omission of the expenses related to the Company’s voluntary stock option review and restructuring charges may mask actual and expected future cash expenditures associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate understanding and evaluation of the Company’s operating performance and future prospects, as well as comparisons of the Company’s results with its prior period results that did not include these charges and with results of other companies on a more consistent basis. Omitting the 2007 expenses related to the Company’s voluntary stock option review facilitates comparison between the 2006 and 2007 periods, as no voluntary stock option review expenses were recorded in the 2006 period. Omitting the 2006 restructuring charges facilitates comparison between the 2006 and 2007 periods, as no restructuring charges were recorded in the 2007 period. Omitting the stock-based compensation expense facilitates review by the majority of the Company’s analysts, who model the Company’s earnings excluding stock-based compensation charges. The Company has provided reconciling information in the attachment to this release.

Eclipsys Releases Financial Results for Quarter Ended June 30, 2007
August 1, 2007

Condensed Consolidated Statement of Cash Flows
The attached Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2006 has been restated in connection with the Company's restatement of its prior financial statements. For additional information regarding this prior restatement, please refer to Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2006, filed on May 23, 2007.

About Eclipsys
Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and access management software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and client satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Statements in this news release or the investor call referenced herein concerning the Company’s sales, marketing and operational initiatives; future financial results, operating performance, and development efforts; and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the Company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Jason Cigarran Director of Media Relations (media) (561) 322-4355 jason.cigarran@eclipsys.com	Robert J. Colletti Chief Financial Officer (investors) (561) 322-4655 investor.relations@eclipsys.com

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30,	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$29,904	$41,264
Marketable securities	104,645	89,549
Accounts receivable, net of allowance for doubtful accounts of $3,739 and $3,907, respectively	95,882	93,821
Inventory	129	1,076
Prepaid expenses	32,486	22,947
Other current assets	1,387	1,026
Total current assets	264,433	249,683

Property and equipment, net	46,248	45,806
Capitalized software development costs, net	33,114	32,302
Acquired technology, net	896	1,224
Intangible assets, net	2,751	3,307
Deferred tax asset	3,751	3,661
Goodwill, net	14,250	12,281
Other assets	15,605	15,014
Total assets	$381,048	$363,278

Liabilities and Stockholders' Equity
Current liabilities:
Deferred revenue	$97,697	$103,298
Accounts payable	23,776	19,879
Accrued compensation costs	14,942	12,997
Deferred tax liability	3,827	3,699
Other current liabilities	16,579	20,213
Total current liabilities	156,821	160,086

Deferred revenue	9,458	11,289
Other long-term liabilities	1,418	1,247
Total liabilities	167,697	172,622

Stockholders' equity: Total stockholders' equity	213,351	190,656
Total liabilities and stockholders' equity	$381,048	$363,278

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Systems and services	$114,266	$97,821	$223,292	$194,151
Hardware	4,753	4,576	8,757	9,137
Total revenues	119,019	102,397	232,049	203,288

Costs and expenses:
Cost of systems and services	67,414	58,120	131,701	114,594
Cost of hardware	3,737	3,851	6,764	7,502
Sales and marketing	18,034	14,531	36,172	30,741
Research and development	13,799	14,020	28,207	30,982
General and administrative	7,614	6,184	15,603	11,840
Depreciation and amortization	4,296	3,894	8,571	7,696
Restructuring charge	--	1,349	--	8,547
Total costs and expenses	114,894	101,949	227,018	211,902

Income (loss) from operations
before interest and taxes	4,125	448	5,031	(8,614)
Interest income, net	1,588	1,313	3,102	2,462

Income (loss) before taxes	5,713	1,761	8,133	(6,152)
Provision for income taxes	19	--	38	--
Net income (loss)	$5,694	$1,761	$8,095	$(6,152)

Income (loss) per common share:
Basic income (loss) per common
share	$0.11	$0.03	$0.15	$(0.12)
Diluted income (loss) per common
share	$0.11	$0.03	$0.15	$(0.12)

Weighted average shares
outstanding:
Basic	52,596	51,598	52,471	51,109
Diluted	53,737	52,993	53,629	51,109

 ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
	As restated
Operating activities:
Net income (loss)	$8,095	$(6,152)
Adjustments to reconcile net income
(loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	19,263	18,401
Provision for bad debt	900	818
Stock compensation expense	5,547	6,669
Gain on sale of investments	(10)	--
Deferred provision for income
taxes	38	--
Changes in operating assets and
liabilities:
Decrease (increase) in accounts
receivable	(2,126)	4,418
Increase in prepaid expenses and
other current assets	(9,724)	(3,242)
Decrease in inventory	946	676
Decrease in other assets	26	1,449
Decrease in deferred revenue	(7,809)	(13,055)
Increase (decrease) in accrued
compensation	2,394	(5,907)
Decrease in accounts payable and
other current liabilities	(859)	(4,417)
Increase (decrease) in other
long-term liabilities	65	(1,095)
Total adjustments	8,651	4,715
Net cash provided by (used
in) operating activities	16,746	(1,437)
Investing activities:
Purchases of property and
equipment	(8,425)	(9,167)
Purchase of marketable securities	(33,999)	(60,621)
Proceeds from sales of marketable
securities	18,898	5,700
Capitalized software development
costs	(9,825)	(4,626)
Change in restricted cash balance	(1,969)	--
Cash paid for acquisitions	(686)	(800)
Net cash used in investing
activities	(36,006)	(69,514)
Financing activities:
Proceeds from stock options
exercised	7,497	22,449
Proceeds from issuance of common
stock in employee
stock purchase plan	--	223
Net cash provided by
financing activities	7,497	22,672
Effect of exchange rates on cash and
cash equivalents	403	174
Net decrease in cash and cash
equivalents	(11,360)	(48,105)
Cash and cash equivalents - beginning
of period	41,264	76,693
Cash and cash equivalents - end of
period	$29,904	$28,588

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP net earnings (loss)	$5,694	$1,761	$8,095	$(6,152)

Add back:
Stock-based compensation
expense (1)	2,787	2,707	5,547	5,507
Restructuring charge (2)	--	1,349	--	8,547
Stock option review (3)	1,198	--	2,157	--

Non-GAAP net income (loss)	$9,679	$5,817	$15,799	$7,902

GAAP basic earnings (loss) per
share	0.11	0.03	0.15	(0.12)

Add back:
Stock-based compensation
expense (1)	0.05	0.05	0.11	0.11
Restructuring charge (2)	--	0.03	--	0.16
Stock option review (3)	0.02	--	0.04	--

Non-GAAP basic earnings per share	$0.18	$0.11	$0.30	$0.15

GAAP diluted earnings (loss) per
share	0.11	0.03	0.15	(0.12)

Add back:
Share-based compensation
expense (1)	0.05	0.05	0.10	0.11
Restructuring charge (2)	--	0.03	--	0.16
Stock option review (3)	0.02	--	0.04	--

Non-GAAP diluted earnings per share	$0.18	$0.11	$0.29	$0.15

(1) Relates to stock-based compensation expense and is allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Cost of systems & services	$1,099	$744	$2,175	$1,669
Sales and marketing	710	890	1,680	1,688
Research and development	573	494	1,102	851
General and administrative	405	579	590	1,299
Total stock-based compensation expense	$2,787	$2,707	$5,547	$5,507

(2)	This charge is associated with severance costs related to employment terminations that occurred in the 1st and 2nd quarters of 2006.

(3)	This charge was incurred in connection with the voluntary stock option review completed in the second quarter of 2007, and primarily relates to legal and accounting fees.

SOURCE Eclipsys Corporation
-0- 08/01/2007
/CONTACT: Jason Cigarran, Director of Media Relations, +1-561-322-4355, jason.cigarran@eclipsys.com, or Robert J. Colletti, Chief Financial Officer, +1-561-322-4655, investor.relations@eclipsys.com, both of Eclipsys Corporation/
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(ECLP)